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                         SERIES D AND E PREFERRED STOCK

                           CERTIFICATE OF DESIGNATION

                                       OF

                         -------------------------------

                        AEGIS COMMUNICATIONS GROUP, INC.
                            (A DELAWARE CORPORATION)
                         -------------------------------

   (PURSUANT TO SECTION 151(g) OF THE GENERAL CORPORATION LAW OF THE STATE OF
                                   DELAWARE)


                  Aegis Communications Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the "CORPORATION"), DOES HEREBY CERTIFY THAT:

                  WHEREAS, pursuant to authority conferred upon the Board of Directors of the Corporation (the "BOARD") by the Amended and Restated Certificate of Incorporation of the Corporation (the "CERTIFICATE") and Section 151 of the General Corporation Law of the State of Delaware (the "DGCL"), the following resolutions were duly adopted by unanimous written consent of the Board dated June 30, 1999, which resolutions are still in full force and effect and are not in conflict with any provisions of the Certificate or Bylaws of the Corporation or any certificate of designation filed by the Corporation pursuant to Section 151 of the DGCL;

                  NOW, THEREFORE, BE IT RESOLVED, that pursuant to authority vested in the Board by the Certificate and Section 151 of the DGCL a series of Preferred Stock of the Corporation to be known as "Series D Preferred Stock" and a series of Preferred Stock of the Corporation to be known as "Series E Preferred Stock" are hereby established and provided for and the Board of Directors hereby fixes, states and expresses the powers, designation, preferences and relative, participating, optional and other special rights of such series and the qualifications, limitations or restrictions of such series, as follows:

                  I. DESIGNATION. The Board does hereby provide for the issuance of two new series of Preferred Stock of the Corporation, to be designated and known as Series D Preferred Stock and Series E Preferred Stock.

                  II. NUMBER OF SHARES. The number of shares constituting the Series D Preferred Stock shall be and the same is hereby fixed at 231,902, and the number of shares constituting the Series E Preferred Stock shall be and the same is hereby fixed at 132,053.

                  III. CAPITAL. For the purpose of Section 154 of the DGCL the amount to be represented as capital for each share of Series D Preferred Stock is and shall at all times be $100.00, and the amount to be represented as capital for each share of Series E Preferred Stock is and shall at all times be $100.00.

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                  Section 1.        DEFINITIONS.

                                    (a)      For purposes of this Certificate of
Designation, the following definitions shall apply:

                           "BUSINESS DAY" shall mean a day which is not a
Saturday, Sunday or legal holiday on which banking institutions in New York are authorized to close.

                           "COMMON STOCK" shall mean the common stock, par value
$.01 per share, of the Corporation.

                           "COMMON STOCK'S FAIR MARKET VALUE" shall mean, as of
any date, the fair market value of a share of Common Stock on such date. Such fair market value on a date shall mean (i) if shares of the Common Stock are listed on a national securities exchange, the average of the closing prices as reported for composite transactions during the 20 consecutive trading days preceding the trading day immediately prior to such date or, if no sale occurred on a trading day, then the mean between the closing bid and asked prices on such exchange on such trading day; (ii) if shares of the Common Stock are traded on the Nasdaq National Market ("NMM"), the average of the closing prices as reported on the NMM during the 20 consecutive trading days preceding the trading day immediately prior to such date or, if no sale occurred on a trading day, then the mean between the highest bid and lowest asked prices as of the close of business on such trading day, as reported on the NMM; (iii) if the shares of the Common Stock are not traded on a national securities exchange or the NMM but are otherwise traded over-the-counter, the arithmetic average (for consecutive trading days) of the mean between the highest bid and lowest asked prices as of the close of business during the 20 consecutive trading days preceding the trading day immediately prior to such date as quoted on the National Association of Securities Dealers Automated Quotation system or an equivalent generally accepted reporting service; or (iv) if there is no active market for the Common Stock, the fair market value thereof as mutually determined by the Corporation and the holders of a Majority of the Series D and E Preferred Stock.

                           "DIVIDEND RATE" means 15% per annum.

                           "INVESTMENT VALUE" of any share of Series D Preferred
Stock or share of Series E Preferred Stock, as the case may be, means, as of any date, the sum of (i) the Per Share Amount for such Preferred Stock, plus (ii) the amount of any unpaid dividends on such share added to the Investment Value of such share on any Dividend Reference Date pursuant to Section 2(a); and in the event of any liquidation, dissolution or winding up of the Corporation, within the meaning of Section 3, or a merger, consolidation or other transaction involving the Corporation described in Section 4, or the redemption of such share, unpaid dividends on such share, whether or not earned or declared, will be added to the Investment Value of such share on the payment or distribution date under Section 3 or 4, as the case may be, or on the Redemption Date (as defined in Section 5), as the case may be, calculated cumulatively on a quarterly basis to the close of business on such payment date, distribution date, or Redemption Date, as the case may be.

                           "JUNIOR STOCK" shall mean the Common Stock and all
other shares of capital stock of the Corporation, whether presently outstanding or hereafter issued, other than Series D Preferred Stock, Series E Preferred Stock and the Series B Preferred Stock.

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                           "MAJORITY OF THE SERIES D AND E PREFERRED STOCK"
shall mean more than 50% of the outstanding shares of Series D Preferred Stock and Series E Preferred Stock.

                           "ORIGINAL ISSUE DATE" shall mean the first date on
which shares of Series D Preferred Stock or Series E Preferred Stock are issued.

                           "OUTSTANDING OPTIONS" shall mean rights granted under
the Corporation's 1996 Stock Exchange Rights Plan, options granted under the Corporation's 1992 Stock Option Plan, and options granted under the Corporation's 1996 Stock Option and Restricted Stock Plan.

                           "OUTSTANDING WARRANTS" shall mean:

                  (i) warrants to purchase an aggregate of 1,000,000 shares of Common Stock issued pursuant to that certain Securities Exchange Agreement dated June 30, 1999 by and among the Corporation, Thayer, Edward Blank, The Edward Blank 1995 Grantor Retained Annuity Trust and ITC Service Company;

                  (ii) warrants to purchase an aggregate of 350,000 shares of Common Stock issued pursuant to that certain Commitment Letter dated July 2, 1998 from Thayer to the Corporation; and

                  (iii) a warrant to purchase an aggregate of 1,000,000 shares of Common Stock issued pursuant to that certain Reimbursement and Indemnification Agreement dated May 4, 1998 by and among the Corporation, Advanced Telemarketing Corporation, a Nevada corporation, and Thayer.

                           "PER SHARE AMOUNT" means $100.00 (appropriately
adjusted for subdivisions or combinations of the Series D Preferred Stock or Series E Preferred Stock, as the case may be).

                           "PERSON" means an individual, corporation,
partnership, association, trust, limited liability company or any other entity or organization, including a government or political subdivision or an agency, unit or instrumentality thereof.

                           "PREFERRED STOCK" means Preferred Stock, $.01 par
value per share, of the Corporation.

                           "SERIES B CERTIFICATE OF DESIGNATION" means the
Certificate of Designation of the Series B Preferred Stock filed with the Delaware Secretary of State on July 9, 1998.

                           "SERIES B PREFERRED STOCK" shall mean the Series B
Preferred Stock, par value $.01 per share, of the Corporation.

                           "SERIES D CERTIFICATE OF DESIGNATION" means the
Certificate of Designation of the Series D Preferred Stock filed with the Delaware Secretary of State on June 30, 1999.

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                           "SERIES D PREFERRED STOCK" shall mean the Series D
Preferred Stock, par value $.01 per share, of the Corporation.

                           "SERIES E CERTIFICATE OF DESIGNATION" means the
Certificate of Designation of the Series E Preferred Stock filed with the Delaware Secretary of State on June 30, 1999.

                           "SERIES E PREFERRED STOCK" shall mean the Series E
Preferred Stock, par value $.01 per share, of the Corporation.

                           "SUBSIDIARY" shall mean, with respect to the
Corporation, any Person of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Corporation or a Subsidiary of the Corporation.

                           "THAYER" shall mean Thayer Equity Investors III,
L.P., a Delaware limited partnership.

                           "VOTING STOCK" shall mean any shares having general
voting power in electing the Board (irrespective of whether or not at the time stock of any other class or classes has or might have voting power by reason or the happening of any contingency). The Common Stock is Voting Stock.

                  Section 2.        DIVIDENDS.

                           (a)      RIGHT TO DIVIDENDS.

                                    (i)      Each of the holders of record of
the Series D Preferred Stock and the holders of record of the Series E Preferred Stock shall be entitled to receive, when and as declared by the Board, and out of any funds legally available therefor, cumulative dividends at the rate and in the manner provided herein in preference to the payment of dividends on any Junior Stock. Dividends on each of the Series D Preferred Stock and the Series E Preferred Stock shall accumulate and accrue on each such share from the date of its original issue and shall accumulate and accrue from day to day thereafter, whether or not earned or declared. Such dividends shall be cumulative so that if such dividends in respect of any previous or current quarterly dividend period, at the rate specified herein, shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution shall be paid or declared and set apart for any Junior Stock. Any accumulation of dividends on the Series D Preferred Stock or the Series E Preferred Stock shall not bear interest. Dividends shall accumulate and accrue on each share of Series D Preferred Stock and on each share of Series E Preferred Stock from the Original Issue Date and shall not be affected by the transfer of shares of Series D Preferred Stock or Series E Preferred Stock thereafter or the cancellation and issuance or reissuance of certificates evidencing such shares.

                                    (ii)     Dividends will be calculated
cumulatively on a quarterly basis on each share of Series D Preferred Stock and on each share of Series E Preferred Stock at the Dividend Rate per annum on the Investment Value thereof. To the extent not paid on any March 31, June 30, September 30 or December 31 of any year (each a "DIVIDEND REFERENCE DATE"), commencing June 30, 1999, all dividends which have been

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calculated on each share of Series D Preferred Stock and on each share of
Series E Preferred Stock then outstanding during the three-month period (or other period in the case of the first Dividend Reference Date) ending on such Dividend Reference Date, whether or not earned or declared, will be added to the Investment Value of such share and will remain a part thereof until such dividends are paid. If any Dividend Reference Date is not a Business Day, the dividend otherwise due on such date shall be paid on the next following Business Day (and this extension shall be included in the determination of such dividend payment).

                                    (iii)    The Corporation shall make all
quarterly dividend payments on the Series D Preferred Stock by issuing additional shares of Series D Preferred Stock (a "D PIK DIVIDEND") to the holders of all then outstanding Series D Preferred Stock, with each share of Series D Preferred Stock to be issued in payment of a D PIK Dividend being valued, for this purpose, at $100.00 per share (appropriately adjusted for subdivisions or combinations of the Series D Preferred Stock). The D PIK Dividend paid to any holder of Series D Preferred Stock may include the issuance of a fractional share of Series D Preferred Stock, which fractional share shall have the proportional powers, preferences, rights and privileges of a whole share of Series D Preferred Stock.

                                    (iv)     The Corporation shall make all
quarterly dividend payments on the Series E Preferred Stock by issuing additional shares of Series E Preferred Stock (an "E PIK DIVIDEND") to the holders of all then outstanding Series E Preferred Stock, with each share of Series E Preferred Stock to be issued in payment of an E PIK Dividend being valued, for this purpose, at $100.00 per share (appropriately adjusted for subdivisions or combinations of the Series E Preferred Stock). The E PIK Dividend paid to any holder of Series E Preferred Stock may include the issuance of a fractional share of Series E Preferred Stock, which fractional share shall have the proportional powers, preferences, rights and privileges of a whole share of Series E Preferred Stock.

                           (b)      PRIORITY.

                                    (i)      Unless full dividends on the Series
B Preferred Stock for all past dividend periods and the then current dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart, (1) no dividend whatsoever (other than a dividend payable solely in Common Stock) shall be paid or declared, and no distribution shall be made, on any share of Series D Preferred Stock, Series E Preferred Stock or Junior Stock, and (2) no shares of Series D Preferred Stock, Series E Preferred Stock or Junior Stock shall be purchased, redeemed or acquired by the Corporation (other than a redemption pursuant to Section 5 hereof) and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof; PROVIDED, HOWEVER, that this restriction shall not apply to the repurchase of shares of Common Stock from directors or employees of or consultants or advisers to the Corporation or any Subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, including without limitation the termination of employment by or service to the Corporation or any Subsidiary.

                                    (ii)     Unless full dividends on the Series
D Preferred Stock and the Series E Preferred Stock for all past dividend periods and the then current dividend period shall have been paid by the issuance of D PIK Dividends or E PIK Dividends, as the case may be, sufficient for the payment thereof, (1) no dividend whatsoever (other than a dividend payable solely in Common Stock) shall be paid or declared, and no distribution

                                      -5-

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shall be made, on any share of Junior Stock, and (2) no shares of Junior
Stock shall be purchased, redeemed or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof; PROVIDED, HOWEVER, that this restriction shall not apply to the repurchase of shares of Common Stock from directors or employees of or consultants or advisers to the Corporation or any Subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, including without limitation the termination of employment by or service to the Corporation or any Subsidiary.

                           (c)      ADDITIONAL DIVIDENDS. After cumulative
dividends on the Series B Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock for all past dividend periods and the then current dividend period shall have been declared and paid or set apart, with respect to Series B Preferred Stock, or declared and paid by the issuance of D PIK Dividends and E PIK Dividends sufficient for the payment thereof, with respect to Series D Preferred Stock and Series E Preferred Stock, respectively, if the Board shall elect to declare additional dividends, such additional dividends shall be declared in equal amounts per share on all shares of Series D Preferred Stock, Series E Preferred Stock, the Series B Preferred Stock and Common Stock, but with each share of Series D Preferred Stock, Series E Preferred Stock and the Series B Preferred Stock being entitled to dividends based upon the number of shares of Common Stock into which such share of Series D Preferred Stock, Series E Preferred Stock or Series B Preferred Stock, as the case may be, could be converted, in accordance with provisions of the Series D Certificate of Designation, the Series E Certificate of Designation or the Series B Certificate of Designation, as the case may be, at the record date for the determination of stockholders entitled to receive such dividend or, if no such record date is established, on the date such dividend is declared.

                  Section 3. LIQUIDATION RIGHTS OF SERIES D PREFERRED STOCK AND SERIES E PREFERRED STOCK.

                           (a)      SERIES B PREFERRED STOCK PREFERENCE. In the
event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether such assets are capital, surplus, or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Series D Preferred Stock, the Series E Preferred Stock or the Junior Stock, the amount specified in Section A(iii) of the Series B Certificate of Designation.

                           (b)      SERIES D PREFERRED STOCK AND SERIES E
PREFERRED STOCK PREFERENCE. After the payment or distribution to the holders of the Series B Preferred Stock of the full preferential amounts aforesaid, the holders of the Series D Preferred Stock and the holders of the Series E Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, whether such assets are capital, surplus, or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Junior Stock, an amount equal to the Investment Value per share with respect to Series D Preferred Stock and the Investment Value per share with respect to Series E Preferred Stock on the date of payment. If upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed to the holders of the Series D Preferred Stock and the holders of Series E Preferred Stock under this Section 3(b) shall be insufficient to permit the payment

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to such stockholders of the full preferential amounts therein, then all of the assets of the Corporation to be distributed shall be distributed ratably to the holders of the Series D Preferred Stock and the holders of the Series E Preferred Stock on the basis of the number of shares of Series D Preferred Stock and Series E Preferred Stock held.

                           (c)      REMAINING ASSETS. After the payment or
distribution to the holders of the Series D Preferred Stock, the Series E Preferred Stock and the Series B Preferred Stock of the full preferential amounts aforesaid, the holders of the Common Stock, the Series D Preferred Stock and the Series E Preferred Stock shall be entitled to receive ratably all remaining assets of the Corporation to be distributed, but with all holders of shares of Series D Preferred Stock and Series E Preferred Stock treated (for this purpose only ) as if they had converted their shares of Series D Preferred Stock and Series E Preferred Stock into Common Stock.

                  Section 4.        MERGER, CONSOLIDATION.

                           (a)      At any time, in the event of:

                                    (1)      any consolidation or merger of the
Corporation with or into any other corporation or other entity or person (other than a merger of a wholly owned subsidiary into the Corporation), or

                                    (2)      a sale or other disposition of all
or substantially all of the assets of the Corporation, then:

                                             (A) holders of the Series B
Preferred Stock shall receive, for each share of such stock in cash or in securities (including, without limitation, debt securities) received from the acquiring corporation, or a combination thereof, at the closing of any such transaction, the amount specified in Section A(iii) of the Series B Certificate of Designation;

                                             (B) after the payment or
distribution to the holders of the Series B Preferred Stock of the full preferential amounts stated in Section 4(a)(2)(A) hereof, holders of the Series D Preferred Stock and the holders of the Series E Preferred Stock shall receive, for each share of such stock in cash or in securities (including, without limitation, debt securities) received from the acquiring corporation, or a combination thereof, at the closing of any such transaction, an amount equal to the Investment Value per share with respect to Series D Preferred Stock and the Investment Value per share with respect to Series E Preferred Stock, as of the date of full payment thereof; PROVIDED HOWEVER, in the event of any such transaction, if the amounts available to be distributed to the holders of the Series D Preferred Stock and the Series E Preferred Stock shall be insufficient to permit the payment to such stockholder of the full amounts provided for in this Section 4(a)(2)(B), then the amounts to be so distributed shall be distributed ratably to the holders of the Series D Preferred Stock and the Series E Preferred Stock on the basis of the number of shares of Series D Preferred Stock and Series E Preferred Stock held; and

                                             (C) after the payment or
distribution to the holders of the Series D Preferred Stock and the Series E Preferred Stock of the full preferential amounts stated in Section 4(a)(2)(B) hereof, the remaining proceeds of such transaction shall be distributed ratably to the holders of Junior Stock then outstanding.

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                           (b)      Any securities or other property to be
delivered to the holders of the Series D Preferred Stock, Series E Preferred Stock, the Series B Preferred Stock or Junior Stock pursuant to Section 4(a) hereof shall be valued as follows:

                                    (1)      Securities not subject to
investment letter or other similar restrictions on free marketability:

                                             (A) If traded on a securities
exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the closing;

                                             (B) If actively traded over-the-
counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the closing; and

                                             (C) If there is no active public
market, the value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of a Majority of the Series D and E Preferred Stock.

                                    (2)      The method of valuation of
securities subject to investment letter or other restrictions on free marketability shall be to make appropriate discount from the market value determined as above in paragraph (1)(A), (B) or (C) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of a Majority of the Series D and E Preferred Stock.

                                    (3)      All other securities or other
property shall be valued at the fair market value thereof, as mutually determined by the Corporation and the holders of a Majority of the Series D and E Preferred Stock.

                                    (4)      If the holders of a Majority of the
Series D and E Preferred Stock and the Corporation are unable to reach agreement on any valuation matter, such valuation shall be submitted to and determined by a nationally recognized independent investment banking firm selected by the Board and the holders of a Majority of the Series D and E Preferred Stock (or, if such selection cannot be made, by a nationally recognized independent investment banking firm selected by the American Arbitration Association in accordance with its rules).

                           (c)      In the event the requirements of Section
4(a) hereof are not complied with, the Corporation shall forthwith either:

                                    (1)      Cause such closing to be postponed
until such time as the requirements of this Section 4 have been complied with;
or

                                    (2)      Cancel such transaction, in which
event the rights, preferences and privileges of the holders of the Series D Preferred Stock and the holders of the Series E Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 4(d) hereof.

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                           (d)      The Corporation shall give each holder of
record of Series D Preferred Stock and each holder of record of Series E Preferred Stock written notice of such impending transaction not later than thirty (30) days prior to the stockholders' meeting called to approve such transaction, or thirty (30) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 4, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than thirty (30) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of a Majority of the Series D and E Preferred Stock.

                           (e)      The provisions of this Section 4 are in
addition to the protective provisions of Section 8 hereof.

                  Section 5.        REDEMPTION.

                           (a)      RESTRICTION ON REDEMPTION AND PURCHASE.
Except as expressly provided in this Section 5, the Corporation shall not have the right to purchase, call, redeem or otherwise acquire for value any or all of the Series D Preferred Stock or Series E Preferred Stock.

                           (b)      REDEMPTION. At any time after the Original
Issue Date, the Corporation may, at its option, redeem the Series D Preferred Stock and the Series E Preferred Stock in whole, but not in part, at the Redemption Price hereinafter specified; PROVIDED, HOWEVER, that if the Corporation should elect to redeem the Series D Preferred Stock and the Series E Preferred Stock, the Corporation must redeem both such series of Preferred Stock; PROVIDED, FURTHER, that the Corporation shall not be entitled to redeem the Series D Preferred Stock and the Series E Preferred Stock or give notice of any redemption unless the Corporation has sufficient and lawful funds to redeem all of the then outstanding Series D Preferred Stock and Series E Preferred Stock. The date on which the Series D Preferred Stock and the Series E Preferred Stock is to be redeemed pursuant to this Section 5(b) is herein called the "REDEMPTION DATE."

                           (c)      REDEMPTION PRICE. The Redemption Price per
share of the Series D Preferred Stock or the Series E Preferred Stock, as the case may be (the "REDEMPTION PRICE"), shall be the Investment Value per share thereof and shall be paid, at the Corporation's election, in cash or by the issuance of a convertible promissory note. With respect to Series D Preferred Stock, such convertible promissory note shall (i) bear interest at the rate of 12% per annum with such interest payable quarterly in kind, (ii) mature on a date determined by the Corporation's Board of Directors with all unpaid principal and accrued and unpaid interest due on such date, unless accelerated prior to such date upon the occurrence of customary defaults, (iii) be convertible into Common Stock at the rate of $2.00 per share (subject to adjustments of the type set forth in Section 7 hereof), with respect to and (iv) be subordinated to existing senior bank indebtedness. With respect to Series E Preferred Stock, such convertible promissory note shall (1) bear interest at the rate of 12% per annum with such interest payable quarterly in kind, (2) mature on a date determined by the Corporation's Board of Directors with all unpaid principal and accrued and unpaid interest

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due on such date, unless accelerated prior to such date upon the occurrence of customary defaults, (3) be convertible into Common Stock at the rate of $2.375 per share (subject to adjustments of the type set forth in Section 7 hereof), with respect to and (4) be subordinated to existing senior bank indebtedness.

                           (d)      REDEMPTION NOTICE. The Corporation shall,
not less than thirty (30) days nor more than sixty (60) days prior to the Redemption Date give written notice ("REDEMPTION NOTICE") to each holder of record of Series D Preferred Stock and each holder of Series E Preferred Stock to be redeemed. The Redemption Notice shall state:

                  (1) That all of the outstanding shares of Series D Preferred Stock and Series E Preferred Stock are to be redeemed and the total number of shares being redeemed;

                  (2) The number of shares of Series D Preferred Stock and/or Series E Preferred Stock held by the holder which the Corporation will redeem, and the form of consideration to be paid (i.e., cash or convertible promissory note);

                  (3) The Redemption Date and the aggregate Redemption Price for the shares of Series D Preferred Stock and/or Series E Preferred Stock held by such holder;

                  (4) That the holder's right to convert the Series D Preferred Stock and/or Series E Preferred Stock will terminate on the Redemption Date; and

                  (5) The time, place and manner in which the holder is to surrender to the Corporation the certificate or certificates representing the shares of Series D Preferred Stock and/or Series E Preferred Stock to be redeemed.

                           (e)      PAYMENT OF REDEMPTION PRICE AND SURRENDER OF
STOCK. On the Redemption Date, the Redemption Price of the Series D Preferred Stock and the Series E Preferred Stock scheduled to be redeemed or called for redemption shall be payable to the holders of the Series D Preferred Stock and the holders of the Series E Preferred Stock. On or before the Redemption Date, each holder of Series D Preferred Stock and each holder of Series E Preferred Stock to be redeemed, unless the holder has exercised its right to convert the shares as provided in Section 7, shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired.

                           (f)      TERMINATION OF RIGHTS. If the Redemption
Notice is duly given, and if at least ten (10) days prior to the Redemption Date the Redemption Price per share of Series D Preferred Stock or Series E Preferred Stock, as the case may be, to be redeemed is either paid or made available for payment, then notwithstanding that the certificates evidencing any of the shares of Series D Preferred Stock or Series E Preferred Stock so called or scheduled for redemption have not been surrendered, all rights with

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respect to such shares shall forthwith after the Redemption Date cease and terminate, except only (i) the right of the holders to receive the Redemption Price per share of such Series D Preferred Stock or Series E Preferred Stock without interest upon surrender of their certificates therefor or (ii) the right to receive Common Stock plus dividends upon exercise of the conversion rights provided in Section 7 on or before the Redemption Date.

                  Section 6. VOTING RIGHTS. Each holder of shares of Common Stock shall be entitled to one vote for each share thereof held. Except as otherwise expressly provided herein or as required by law, neither the Series D Preferred Stock nor the Series E Preferred Stock shall have voting rights.

                  Section 7. CONVERSION. The holders of Series D Preferred Stock and the holders of Series E Preferred Stock shall have the following conversion rights:

                           (a)      RIGHT TO CONVERT. Each share of Series D
Preferred Stock and each share of Series E Preferred Stock shall be convertible, at any time at the option of the holder thereof, into fully paid and nonassessable shares of Common Stock.

                           (b)      CONVERSION PRICE. The Series D Preferred
Stock shall be convertible into the number of shares of Common Stock which results from dividing the D Conversion Price (as hereinafter defined) in effect at the time of conversion into $100.00 for each share of Series D Preferred Stock being converted. The Series E Preferred Stock shall be convertible into the number of shares of Common Stock which results from dividing the E Conversion Price (as hereinafter defined) in effect at the time of conversion into $100.00 for each share of Series E Preferred Stock being converted. The D Conversion Price shall be $2.00, subject to adjustment from time to time as provided below (the "D CONVERSION PRICE"), and the E Conversion Price shall be $2.375, subject to adjustment from time to time as provided below (the "E CONVERSION PRICE"). The D Conversion Price and the E Conversion Price are sometimes referred to hereinafter as the "CONVERSION PRICE."

                           (c)      MECHANICS OF CONVERSION. Each holder of
Series D Preferred Stock or Series E Preferred Stock who desires to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series D Preferred Stock, Series E Preferred Stock or Common Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Series D Preferred Stock or Series E Preferred Stock, as the case may be, being converted. Thereupon the Corporation shall promptly issue and deliver to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash or, if the Corporation is legally or financially unable to pay such dividends in cash, Common Stock (valued at the Common Stock's Fair Market Value at the time of surrender), all accumulated, accrued and unpaid dividends on the shares of Series D Preferred Stock or Series E Preferred Stock, as the case may be, being converted, whether or not earned or declared, to and including the time of conversion. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate representing the shares of Series D Preferred Stock or Series E Preferred Stock, as the case may be, to be converted, and the Person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

                           (d)      ADJUSTMENT FOR STOCK SPLITS AND
COMBINATIONS. If the Corporation at any time or from time to time effects a stock split or otherwise subdivides the outstanding Common Stock into a greater number of shares, the Conversion Price then in effect immediately before that stock split or subdivision shall be proportionately decreased, and conversely, if the Corporation at any time or from time to time effects a reverse stock split or otherwise combines the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price then in effect immediately before the combination or reverse stock split shall be proportionately increased. Any adjustment under this subsection (d) shall become effective at the close of business on the date the stock split, subdivision, reverse stock split or combination becomes effective.

                           (e)      ADJUSTMENT FOR CERTAIN DIVIDENDS AND
DISTRIBUTIONS. If the Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and
(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, as the case may be, plus the number of shares of Common Stock issuable in payment of such dividend or distribution; PROVIDED, HOWEVER, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this subsection (e) as of the time of actual payment of such dividends or distributions.

                           (f)      ADJUSTMENTS FOR OTHER DIVIDENDS AND
DISTRIBUTIONS. In the event the Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Series D Preferred Stock and the holders of Series E Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Series D Preferred Stock or Series E Preferred Stock, as the case may be, been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 7 with respect to the rights of the holders of the Series D Preferred Stock or Series E Preferred Stock, as the case may be.

                           (g)      ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE
AND SUBSTITUTION. In the event that at any time or from time to time the Common Stock issuable upon the conversion of the Series D Preferred Stock or Series E Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 7), then and in any such event each holder of Series D Preferred Stock and each holder of Series E Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by holders of the maximum number of shares of Common Stock into which such shares of Series D Preferred Stock or such shares of Series E Preferred Stock, as the case may be, could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein.

                           (h)      REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR
SALES OF ASSETS. If at any time or from time to time there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 7) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other Person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series D Preferred Stock and the holders of Series E Preferred Stock shall thereafter be entitled to receive upon conversion of the Series D Preferred Stock or Series E Preferred Stock, as the case may be, the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 7 with respect to the rights of the holders of the Series D Preferred Stock or Series E Preferred Stock, as the case may be, after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 7 (including adjustment of the appropriate Conversion Price then in effect and the number of shares purchasable upon conversion of the Series D Preferred Stock or Series E Preferred Stock, as the case may be) shall be applicable after that event and be as nearly equivalent as may be practicable.

                           (i)      ACCOUNTANTS' CERTIFICATE OF ADJUSTMENT. In
each case of an adjustment or readjustment of the Conversion Price or the number of shares of Common Stock or other securities issuable upon conversion of the Series D Preferred Stock or Series E Preferred Stock, the Corporation, at its expense, shall cause independent public accountants of recognized standing selected by the Corporation (who may be the independent public accountants then auditing the books of the Corporation) to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Series D Preferred Stock and each registered holder of the Series E Preferred Stock at the holder's address as shown in the Corporation's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based.

                           (j)      NOTICES OF RECORD DATE. In the event of (i)
any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any transfer of all or substantially all of the assets of the Corporation to any other person or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series D

Preferred Stock and each holder of Series E Preferred Stock at least thirty
(30) days prior to the record date specified therein, a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution,
(2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

                           (k)      FRACTIONAL SHARES. Fractional shares of
Common Stock otherwise issuable upon conversion of shares of Series D Preferred Stock or Series E Preferred Stock held by a single holder shall be aggregated into whole shares and issued to such holder. Otherwise, no fractional shares of Common Stock shall be issued upon conversion of the Series D Preferred Stock or the Series E Preferred Stock. Except as provided above, in lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the Common Stock's Fair Market Value on the date of conversion.

                           (l)      RESERVATION OF STOCK ISSUABLE UPON
CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series D Preferred Stock and the Series E Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series D Preferred Stock and all outstanding shares of the Series E Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series D Preferred Stock and the then outstanding shares of Series E Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                           (m)      NOTICES. Any notice required or permitted by
this Section 7 or any other provision of this Certificate of Designation to be given to a holder of Series D Preferred Stock, a holder of Series E Preferred Stock or to the Corporation shall be in writing and be deemed given upon the earlier of actual receipt or three (3) days after the same has been deposited in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, and addressed (i) to each holder of record at the address of such holder appearing on the books of the Corporation, or (ii) to the Corporation at 7880 Bent Branch Drive, Suite 150, Irving, Texas 75063, or (iii) to the Corporation or any holder, at any other address specified in a written notice given to the other for the giving of notice.

                           (n)      PAYMENT OF TAXES. The Corporation will pay
all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series D Preferred Stock or Series E Preferred Stock, including without limitation any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series D

Preferred Stock or Series E Preferred Stock, as the case may be, so converted were registered.

                           (o)      NO DILUTION OR IMPAIRMENT. The Corporation
shall not amend its certificate of incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series D Preferred Stock and the holders of the Series E Preferred Stock against dilution or other impairment.

                  Section 8. RESTRICTIONS AND LIMITATIONS. So long as any shares of Series D Preferred Stock or any shares of Series E Preferred Stock remain outstanding, the Corporation shall not, and shall not permit any Subsidiary to, without the prior vote or written consent by the holders of a Majority of the Series D and E Preferred Stock:

                           (a)      Authorize, create or issue any new class or
series of capital stock or any other securities convertible into equity securities of the Corporation (other than Common Stock) having a preference over, or being on parity with, the Series D Preferred Stock or the Series E Preferred Stock with respect to voting, dividends, redemption, liquidation or dissolution of the Corporation;

                           (b)      Increase or decrease (other than by
redemption or conversion) the total number of authorized shares of Series D Preferred Stock or Series E Preferred Stock;

                           (c)      Increase or decrease the par value of the
Series D Preferred Stock or the Series E Preferred Stock;

                           (d)      Alter or change the powers, preferences or
special rights of the Series D Preferred Stock or the Series E Preferred Stock so as to affect them adversely;

                           (e)      Merge or consolidate the Corporation with
any other entity or sell all or substantially all of the assets of the Corporation; or

                           (f)      Declare or pay any dividend (whether in cash
or in shares of Common Stock or any other capital stock of the Corporation) on or declare or make any other distribution, direct or indirect, on account of the Junior Stock or set apart any sum for any such purpose.

                  Section 9. NO REISSUANCE OF SERIES D PREFERRED STOCK OR SERIES E PREFERRED STOCK. No share or shares of Series D Preferred Stock or Series E Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and, upon such event, all such shares shall resume the status of authorized but unissued shares of Preferred Stock.

                 [SIGNATURE PAGE OF CERTIFICATE OF DESIGNATION]


                  IN WITNESS WHEREOF, the undersigned hereby executes this document and affirms that the facts set forth herein are true under penalty of perjury this 30th day of June, 1999.


                                            AEGIS COMMUNICATIONS GROUP, INC.,
                                            a Delaware corporation


                                            By:
                                               ------------------------------
                                            Name:
                                            Title:

ATTEST:


By:
   ---------------------------------------
Name:
Title:

                                     FORM OF

                           CONVERTIBLE PROMISSORY NOTE


US$
   ------------------                              --------------------,------
New York, NY


         FOR VALUE RECEIVED, on __________, _____, AEGIS COMMUNICATIONS GROUP, INC., a Delaware corporation ("Maker" and also sometimes referred to herein as the "Company"), promises to pay to the order of _______________("Holder"), at _________________, or at such other place as the Holder may from time to time designate in writing, the principal sum of _____________________ ($ ___________), and to pay interest on the unpaid principal balance of this Convertible Promissory Note (this "Note") on March 31, June 30, September 30 and December 31 in each year commencing on ________________, ______, at the rate and upon the terms set forth below. Interest shall be payable by the issuance of additional Notes ("Secondary Notes"), the principal amount of each of which shall be equal to the interest due on the applicable interest payment date, PROVIDED, HOWEVER, that no Secondary Note will be issued on the Maturity Date (as defined herein) and any interest due on such date shall be payable in cash. Subject to the proviso of the preceding sentence, any Secondary Notes shall be subject to the same terms as this Note (except, as the case may be, with respect to title, issuance date and aggregate principal amount).

         1. INTEREST. Commencing on the date hereof and continuing until repayment in full or conversion of this Note, interest shall accrue on the principal balance outstanding hereunder at a rate equal to twelve percent (12%) per annum. Interest shall be computed on the basis of a three hundred sixty
(360) day year counting the number of actual days elapsed.

         2. PAYMENTS AND MATURITY. Subject to the provisions of Sections 4 and 5 hereof, the unpaid principal sum, together with interest thereon at the rate provided herein, shall be payable as follows:

                  (a) Interest only on the unpaid principal sum shall be due and payable quarterly, on each March 31, June 30, September 30 and December 31 commencing on _______________, _______; and

                  (b)      Unless the Company elects to prepay pursuant to
Section 3(a) hereof, or unless the Company is required to prepay pursuant to
Section 3(b) hereof, the unpaid principal sum, together with interest accrued and unpaid thereon, shall be due and payable at 10:00 a.m., New York time, on __________, _____ (the "Maturity Date").

         3.       PREPAYMENT.

                  (a) Subject to the provisions of Section 4, this Note may be prepaid in whole or in part at any time without premium or penalty. The Maker shall give the Holder of this Note at least thirty days prior written notice of any prepayment under this Section 3(a). Subject to the provisions of Section 4 hereof, the amount of any partial prepayment shall first be applied to accrued but unpaid interest owing on this Note and then to the unpaid principal balance hereof.

                  (b) This Note shall automatically become due and payable on the date of effectiveness of a Company Sale (as defined herein), PROVIDED, that the maturity date of the Bank Indebtedness (as defined herein) has not (on or prior to the date of the Company Sale) been accelerated, in which case such payment of this Note shall be subject to Section 4. A "Company Sale" shall be defined as any of (A) any sale, assignment, conveyance, transfer, lease or other disposition, in one or a series of transactions, of all or substantially all of the assets of the Company to any person, or group of related persons other than to an Affiliate (as defined herein) of the Company; (B) any consolidation, merger, recapitalization, or share exchange of the Company in which the holders of voting stock of the Company immediately before the merger, consolidation, recapitalization, or share exchange will not own 50% or more of the voting shares of the continuing or surviving corporation or other entity (whether or not the Company) immediately after such consolidation, merger, recapitalization, or share exchange; or (C) any sale or other disposition of voting stock of the Company representing 50% or more of the total voting power of the Company's outstanding capital stock in one or a series of related transactions to any person, or group of related persons. For purposes of this Note, an "Affiliate" shall mean, with respect to any person, any other person who directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with, such person. The term "control" means the possession, directly or indirectly, of the power to cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

         4.       SUBORDINATION OF NOTE.

                  (a) The Maker hereof agrees and the Holder by its acceptance of this Note likewise agrees that the indebtedness represented by this Note (the "Subordinated Indebtedness"), shall, subject to Section 4(j), be subordinate pursuant to the terms of this Note to the prior payment in full of all indebtedness, obligations and liabilities (the "Guaranty Obligations") of the Maker, under Article X of that certain Second Amended and Restated Credit Agreement, dated as of July 9, 1998 (as amended or otherwise modified from time to time, the "Credit Agreement") among the Maker, IQI, Inc. (the "Borrower"), the various financial institutions as are or may from time to time become parties thereto (collectively, the "Lenders"), The Bank of Nova Scotia as Documentation Agent and Administrative Agent for the Lenders (in such capacity, the "Administrative Agent") and Credit Suisse First Boston as Syndication Agent for the Lenders, to the Lenders, the Issuers and the Agents (as such capitalized terms are defined in the Credit Agreement). Such Guaranty Obligations relate to the indebtedness, obligations and liabilities of Borrower arising out of or in connection with the Credit Agreement (providing for Term Loans in the principal amount of $_________ and a Revolving Loan Commitment Amount of $______________), the Notes and/or any of the other Loan Documents, as such capitalized terms are defined in the Credit Agreement, in each case as the same may be modified, renewed, extended, refunded, refinanced, replaced (through new loan or security agreements or otherwise), increased or decreased from time to time, including, without limitation, as to all indebtedness, obligations and liabilities of Borrower described in the foregoing, all principal, interest (including any interest accruing subsequent to the date of, or which would accrue but for a filing or a petition or other action commencing bankruptcy, insolvency or similar proceedings with respect to the Borrower, whether or not permitted as an enforceable claim against the Borrower pursuant to applicable bankruptcy, insolvency or reorganization laws), and commitment, agency, facility, structuring, restructuring and other fees payable in connection therewith, together with any and all other expenses, indemnities or amounts payable in connection therewith, including all expenses incurred by the Lender Parties (as defined herein) in collecting all or any of the above or enforcing any rights under the Credit Agreement, the Notes, each other Loan Document, or any other agreement contemplated thereby (said indebtedness, obligations and liabilities of the Borrower referred to above being hereinafter collectively referred to as the "Bank Indebtedness"; the Credit Agreement, the Notes and the other Loan Documents being collectively referred to herein as the "Senior Debt Documents;" and the Lenders, the Issuers and the Agents being collectively referred to herein as the "Lender Parties"). As used in this Note, the phrases "payment in full" and "paid in full" shall mean the payment in full in cash of such amount or obligations. To the extent any payment in respect of the Guaranty Obligations (whether by or on behalf of the Maker, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar persons under the bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person, the Guaranty Obligations or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent any Guaranty Obligation is declared to be fraudulent, invalid, or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid, or otherwise set aside (and all other amounts that would come due with respect thereto had such obligations not been affected) shall be deemed to be reinstated and outstanding as a Guaranty Obligation for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

         Subject to Section 5 hereof, no payment of principal or interest (other than the issuance of Secondary Notes) may be made on the Subordinated Indebtedness so long as any Guaranty Obligations remain in effect.

                  (b) Upon (i) any acceleration of the maturity of the Bank Indebtedness, (ii) any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the property, assets or business of the Borrower upon any dissolution, winding up, liquidation, or reorganization of the Borrower, whether in bankruptcy, insolvency, receivership, reorganization, or other similar proceeding or upon an assignment for the benefit of creditors, any other marshaling of the assets and liabilities of the Borrower or any proceeding by or against the Borrower for any relief under any bankruptcy, reorganization or insolvency law or laws relating to the relief of debtors, readjustment of indebtedness or reorganization, or otherwise (all or any of the foregoing in this subsection (b)(ii) being referred to as a "Bankruptcy Event") or (iii) the occurrence of a default in the payment of any principal or interest due under the Credit Agreement (after the giving of any required notice and the lapse of any applicable grace period in accordance with the terms of the Credit Agreement, a "Payment Default") or the "Cash Flow Coverage Ratio" (as defined in the
Credit Agreement, as executed) being less than 0.35:1 beginning for the Company's fiscal quarter ending December 31, 1998 or 1.00:1 for each fiscal quarter thereafter, which in either case is not waived by the Lender Parties, and which, in the case of a Payment Default, entitles the Lender Parties to accelerate the maturity of the Bank Indebtedness (each such event in (i), (ii) and (iii) being referred to as a "Subordination Event") and until such Subordination Event is rescinded, waived or otherwise cured, the Lender
Parties shall be entitled to receive payment in full of the Guaranty
Obligations before the Holder is entitled to receive any payment on account of any principal or interest owing on this Note (other than the issuance of Secondary Notes); PROVIDED, HOWEVER, that at such time as an acceleration of maturity or Payment Default described in clauses (i) or (iii) above is rescinded, cured or waived, or the Cash Flow Coverage Ratio becomes equal to or greater than 0.35:1 beginning in the Company's fiscal quarter ending
December 31, 1998 or 1.00:1 for each fiscal quarter thereafter, then the provisions of this subsection (b) shall no longer be effective with respect to the event or occurrence which gave rise to such Subordination Event, and subject to subsection (c) below, the Maker shall resume making any and all payments of interest and principal on this Note, including any missed payments.

                  (c) So long as the Guaranty Obligations remain in effect, the Holder shall not (i) challenge the legality, validity, enforceability or priority of the Bank Indebtedness or the legality, validity, enforceability, perfection or priority of the liens granted pursuant to any of the Senior Debt Documents or the rights of the Lender Parties under any of the Senior Debt Documents; (ii) except as provided in Section 5 hereof, exercise any remedy or commence, prosecute or participate in any action, whether private, judicial, equitable, administrative or otherwise, including without limitation any bankruptcy case, against the Maker or any of its assets to enforce any right under and in respect to the Subordinated Indebtedness; or (iii) except as provided in Section 5 hereof, have any right to accelerate the maturity of, or institute any proceedings to enforce, any indebtedness evidenced by this Note or otherwise take any action to collect or seek enforcement of payment of the Subordinated Indebtedness or otherwise attempt to recover payment of the Subordinated Indebtedness.

                  (d) Should any payment of any part of the Subordinated Indebtedness be received by Holder in violation of the provisions of this
Section 4, such payment shall be delivered forthwith to the Administrative Agent on behalf of the Lender Parties by the Holder for application to the Guaranty Obligations in the form received except for the addition of any endorsement or assignment necessary to effect the transfer of all rights therein to the Administrative Agent on behalf of the Lender Parties. The Administrative Agent is irrevocably authorized to supply any required endorsement or assignment which may have been omitted. Until such delivery, any such payment or collateral shall be held by the Holder in trust for the Administrative Agent on behalf of the Lender Parties and shall not be commingled with other funds or property of the Holder. The Holder further agrees not to sell, assign, transfer, or endorse his claim or claims under the Subordinated Indebtedness, no matter how evidenced, to anyone without obtaining such transferee's consent to be bound by the provisions, of this Section 4.

                  (e) The Holder agrees and consents that the Administrative Agent and the Lender Parties shall have uncontrolled power and discretion, without notice to the Holder, to deal in any manner with the Guaranty Obligations and the Bank Indebtedness and with all principal, interest, late charges, costs, and expenses payable by, or the liability of the Borrower under the Senior Debt Documents or any other obligor in respect of the Bank Indebtedness and the Senior Debt Documents (such obligors, together with the Borrower being referred to herein individually as an "Obligor", and, collectively, as the "Obligors") to such Lender Parties arising therefrom, and with any security and guarantees therefor, including, but not by way of limitation, any release, surrender, extension, renewal, acceleration, compromise, or substitution.

                  (f) This Section 4 shall continue in full force and effect until the Guaranty Obligations have been terminated or shall have expired pursuant to its terms. The Lender Parties may continue, without notice to the Holder, to extend Bank Indebtedness on the faith of this Section 4 until the Guaranty Obligations have been terminated or shall have expired pursuant to its terms.

                  (g) The Holder acknowledges and agrees that the Lender Parties will rely upon the subordination provisions contained herein in continuing to extend credit to the Borrower and has relied upon such provisions in entering into the Credit Agreement. In furtherance of the foregoing, the Holder hereby waives notice of or proof of reliance hereon.

                  (h) No present or future Lender Parties shall be prejudiced in their right to enforce the subordination contained herein in accordance with the terms hereof by any act or failure to act on the part of the Borrower.

                  (i) Nothing in this Section 4 is intended as between the Maker and the Holder to impair in any way the obligation of the Maker to pay all amounts due hereunder in accordance with the other provisions of this Note and to perform and comply in all respects with all of its other obligations under this Note in a timely manner.

                  (j) Notwithstanding any other provision contained herein, the Subordinated Indebtedness shall be subordinate to the prior payment in full of the Guaranty Obligations only for so long as the aggregate amount of the Term Loans and the Commitments (as such terms are defined in the Credit Agreement, and hereinafter collectively referred to as the "Lenders' Commitment") do not exceed at any time $______________-.

         5.       HOLDER'S RIGHTS.

                  (a) If (i) all the Bank Indebtedness shall have become or be declared to be immediately due and payable, (ii) the Maker shall default in the payment of any interest payable under this Note when due, and if any Guaranty Obligations remain in effect, and such default shall continue unremedied for a period of six months, or (iii) a Sub Event of Default (as defined herein) shall have occurred then, and in any such event, the holders of 66-2/3% of the aggregate principal amount of this Note then outstanding may at their option, by the delivery of written notice to the Maker and the Administrative Agent, declare this Note to be due and payable, whereupon (subject to the next two sentences) the unpaid principal amount of and accrued interest on and all other amounts owing under this Note shall forthwith mature and become due and payable, all without presentment, demand, protest or other notice, all of which are hereby expressly waived. If payment of the Note is accelerated in accordance with the foregoing, the Maker shall promptly notify the

Administrative Agent of the acceleration. If the Guaranty Obligations are outstanding or remain in effect, (x) neither the Maker nor any other person may pay this Note until 15 days after the Administrative Agent has received notice of such acceleration, and (y) in any event, neither Maker nor any other person may pay this Note so long as any Subordination Event shall have occurred and shall be continuing in effect.

                  (b) At any time after this Note is declared due and payable, as provided above, the holders of 66-2/3% of the aggregate principal amount of this Note then outstanding, by written notice to the Maker, may rescind and annul any such declaration in respect of this Note and its consequences if (i) the Maker has paid all overdue interest on this Note, and
(ii) all Sub Debt Events of Default (as defined herein), other than non-payment of amounts which have become due solely by reason of such declaration, have been cured or waived by such holders; PROVIDED, that no such rescission and annulment shall extend to or affect any subsequent Sub Debt Event of Default or impair any right consequent thereon.

                  (c) Upon the occurrence of (i) a Company Sale or (ii) the Maturity Date, the Maker shall repay in full the principal amount of the Subordinated Indebtedness, together with all accrued interest thereon, and notwithstanding that any Guaranty Obligations remain in effect on such repayment date, and notwithstanding the provisions of Section 4, such repayment shall be made unless (x) a Bankruptcy Event has occurred or (y) the maturity of the Bank Indebtedness has been accelerated, in either of which case, any and all such repayments shall be subject to Section 4.

         6. UNSECURED NOTE. This Note is not secured by a security interest in any assets.

         7. DEFAULT RATE. After the occurrence and during the continuance of a Sub Debt Event of Default (as defined below), in addition to all other rights and remedies, the outstanding principal balance of this Note (and to the extent permitted by applicable law, all unpaid interest) shall bear interest at a rate equal to fifteen percent (15%) per annum, or such lesser rate which is the maximum rate of interest permitted by law. A "Sub Debt Event of Default" shall occur if:

                  (a) default shall be made in the payment of any amount of interest on this Note when due (without giving effect to any grace period) and such default shall continue for a period of five days after the Holder shall have sent the Maker written notice of such default; or

                  (b) default shall be made in the payment of any amount of principal due under this Note, when due; or

                  (c) a Subordination Event shall have occurred and be continuing; or

                  (d) the Maker shall apply for or consent to the appointment of a custodian, receiver, trustee or liquidator, or other court-appointed fiduciary of all or a substantial part of its properties; or such a custodian, receiver, trustee or liquidator or other court-appointed fiduciary shall be appointed with or without the consent of the Maker; or the Maker is generally not paying its debts as they become due by means of available assets or is insolvent, or makes a general assignment for the benefit of creditors; or the Maker files a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or arrangement with creditors or seeking to take advantage or any insolvency law, or an answer admitting the material allegations of a petition in any bankruptcy, reorganization or insolvency proceeding or has taken action for the purpose of effecting any of the foregoing; or within 60 days after the commencement of any proceeding against the Maker seeking any reorganization, rehabilitation, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the U.S. Bankruptcy Code or any comparable state law or any successor law or the appointment of any trustee, receiver, custodian, liquidator, or other court-appointed fiduciary of the Maker or of all or any substantial part of its properties, such order or appointment shall not have been vacated or stayed on appeal or otherwise or if, within 60 days after the expiration of any such stay, such order or appointment shall not have been vacated.

         8.       CONVERSION.

                  (a) Until this Note has been paid in full, the unpaid principal balance of this Note, or any portion thereof, may be converted, at the option of Holder, into a number of fully paid and nonassessable shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), equal to
(i) that portion of the unpaid principal balance of this Note being converted, divided by (ii) [$2.00 (Series D)/$2.375 (Series E)], subject to adjustment as provided herein (the "Conversion Price"); PROVIDED, HOWEVER, that in lieu of any fractional share of the Company's Common Stock that would otherwise be issued to Holder pursuant to this Section, Holder shall receive one share of the Company's Common Stock for such fractional share.

                  (b) The conversion of this Note into Common Stock may be effected at any time, on any business day prior to payment, and thereupon the indebtedness owed under this Note, with respect to the unpaid principal balance of this Note which has been converted, shall be extinguished.

                  (c) The Company shall at all times reserve and keep available for issuance upon the conversion of the unpaid principal balance, or any portion thereof, of this Note such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the conversion in full of the principal amount of this Note.

                  (d) The number of shares of Common Stock, or the type of securities, receivable upon conversion of this Note shall be adjusted or amended as follows:

                           (i) In case of any reorganization of the Company (or any other corporation, the stock or other securities of which are at the time receivable on the conversion of this Note) after the date hereof (the "Issue Date"), or in case, after such date, the Company (or any such other corporation) shall consolidate with or merge into another corporation (other than the merger of a wholly owned subsidiary into the Company) or convey all or substantially all its assets to another corporation, then and in each such case Holder, upon the conversion hereof at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock receivable upon the conversion of this Note prior to such consummation, the stock or other securities or property to which Holder would have been entitled upon such consummation if Holder had converted this Note immediately prior thereto.

                           (ii) If the Company at any time or from time to time after the Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend payable in additional shares of Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend; provided, however, that if such record date is fixed and such dividend is not fully paid on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this subparagraph (ii) as of the time of actual payment of such dividends.

                           (iii) If the Company at any time or from time to time after the Issue Date effects a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased and the number of shares of Common Stock theretofore receivable upon the conversion of this Note shall be proportionately increased. If the Company at any time or from time to time after the Issue Date combines the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price then in effect immediately before that combination shall be proportionately increased and the number of shares of Common Stock theretofore receivable upon the conversion of this Note shall be proportionately decreased. Each adjustment under this subparagraph
         (iii) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                           (iv) In each case of an adjustment in the shares of Common Stock receivable on the conversion of this Note, the Company at its expense shall cause independent public accountants of recognized standing selected by the Company (who may be the independent public accountants then auditing the books of the Company) to compute such adjustment in accordance with the terms of this Note and prepare a certificate setting forth such adjustment and showing the facts upon which such adjustment is based. The Company will forthwith mail a copy of each such certificate to Holder.

                  (e) The Company will not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Note against impairment. Without limiting the generality of the foregoing, the Company will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of the unpaid principal balance of this Note at the time outstanding.

                  (f) In case (A) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the conversion of the unpaid principal balance of this Note) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or (B) of any Company Sale, or (C) of any voluntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to Holder a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such Company Sale is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the conversion of the unpaid principal balance of this Note) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such Company Sale, or (ii) the effective date of any such voluntary dissolution, liquidation or winding-up of the Company. Such notice shall be mailed at least 30 days prior to the date therein specified.

         9. USE OF PROCEEDS. The Company shall use the proceeds of this Note for working capital and general corporate purposes.

         10. COLLECTION COSTS. The Maker shall pay the Holder the reasonable attorneys' fees and costs incurred to collect the unpaid principal balance and interest owing on this Note and otherwise to enforce the Holder's rights and remedies under this Note.

         11. MODIFICATIONS; WAIVERS. Subject to subsection (b) below, (a) this Note may not be amended, modified, extended, discharged or waived orally or by course of conduct, except by an agreement in writing, signed by the party against whom enforcement of any amendment, modification, extension, discharge, or waiver is sought; A waiver of any provision of this Note or of any breach thereof shall not be deemed or construed as a general waiver of such provision or any other provision hereof or of any rights hereunder; No failure or delay in exercising any right or remedy hereunder operates as a waiver thereof; No single or partial exercise of any right or remedy hereunder precludes any other or further exercise of any right or remedy hereunder and the exercise of any right or remedy hereunder does not preclude the simultaneous or later exercise of any other rights or remedies available at law or in equity.

                  (a) Notwithstanding anything to the contrary herein, each of the parties hereto acknowledges and agrees that certain of the provisions contained herein (including the subordination provisions of Section 4 hereof) are solely for the benefit of the Lender Parties and their representatives, assignees and beneficiaries, and this Note may not be rescinded, cancelled, amended or modified in any way, and this Note may not be assigned, sold, pledged as security or otherwise transferred nor may any provision of this Note be waived or changed, nor may the indebtedness evidenced hereby be cancelled, compromised or discharged in whole or in part, in each case, without the prior written consent thereto of, so long as the Guaranty Obligations shall remain in effect, the

Administrative Agent (on behalf of the Lender Parties), provided that such consent shall not be unreasonably withheld in connection with an assignment to the Holder's spouse or children or trusts for the benefit of the Holder's spouse, children or more remote descendants of such persons.

         12. HEADINGS. All headings in this Note are for convenience of reference only and do not affect the meaning of any provision.

         13. PARTIAL INVALIDITY. If any provision of this Note is at any time held to be invalid by any court of competent jurisdiction, such invalidity shall not effect the remaining provisions of this Note, which shall continue to be in full force and effect.

         14. NO THIRD PARTIES BENEFITTED. The provisions contained in this Note are solely for the benefit of Maker, Holder and Lender Parties and their respective successors and permitted assignees, and no other person or entity, including, without limitation, any guarantor of the obligations of Maker or a trustee in bankruptcy, is intended to be a third party beneficiary hereunder, or to have any right, remedy, claim, benefit, priority or interest under (or because of the existence of), or shall have any right to enforce, this Note.

         15. WAIVERS. The Maker hereby waives presentment, demand for payment, protest, notice of protest and notice of dishonor of this Note. The Maker hereby further waives any claim, right or remedy, direct or indirect, that Maker may now or hereafter have to enforce the subordination provisions contained herein against Holder, in each case whether any such claim, right or remedy arises in equity, by contract or statute, under common law or otherwise and based on any claim, right or remedy whatsoever, including, without limitation, (a) any right of subrogation, reimbursement or indemnification that Maker may now or hereafter have against Borrower, (b) any claim or right to enforce, or participate in, any claim, right or remedy which the Lender Parties may now or hereafter have against Borrower, and (c) any benefit of, or any right to participate in, any collateral or security for the benefit of Lender Parties.

         16. GOVERNING LAW. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                     MAKER:

                                     AEGIS COMMUNICATIONS GROUP, INC.


                                     By:
                                         -----------------------------------
                                               An Authorized Officer



The terms and conditions set forth in this Convertible
Promissory Note are acknowledged, understood and accepted.


-------------------------------------



By:
    ---------------------------------
        An Authorized Person